Exhibit 4.1

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)	Chapter 11
)
TAILORED BRANDS, INC., et al.,[1]	)	Case No. 20-33900 (MI)
)
Debtors.	)	(Joint Administration Requested)
	)	Re: Docket No. 19
)

INTERIM ORDER APPROVING NOTIFICATION

AND HEARING PROCEDURES FOR CERTAIN TRANSFERS OF AND
DECLARATIONS OF WORTHLESSNESS WITH RESPECT TO COMMON STOCK

Upon the motion (the “Motion”)2 of the above-captioned debtors and debtors in possession (collectively, the “Debtors”) for entry of an interim order (this “Interim Order”) (a) approving the Procedures related to transfers of Beneficial Ownership of and declarations of worthlessness with respect to Common Stock, (b) directing that any purchase, sale, other transfer of, or declaration of worthlessness with respect to Common Stock in violation of the Procedures shall be null and void ab initio, (c) granting related relief, and (d) scheduling a final hearing to consider approval of the Motion on a final basis, all as more fully set forth in the Motion; and upon the First Day Declaration; and this Court having jurisdiction over this matter pursuant to 28 U.S.C. § 1334; and this Court having found that this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); and this Court having found that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and this Court having found that the relief requested in the Motion is in the best interests of the Debtors’ estates, their creditors, and other parties in interest; and this Court having found that the Debtors’ notice of the Motion and opportunity for a hearing on the Motion were appropriate under the circumstances and no other notice need be provided; and this Court having reviewed the Motion and having heard the statements in support of the relief requested therein at a hearing before this Court (the “Hearing”); and this Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and upon all of the proceedings had before this Court; and after due deliberation and sufficient cause appearing therefor, it is HEREBY ORDERED THAT:

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.primeclerk.com/TailoredBrands. The location of the Debtors’ service address in these chapter 11 cases is: 6100 Stevenson Boulevard, Fremont, California 94538.

[2]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Motion.

1.       The final hearing (the “Final Hearing”) on the Motion shall be held on August 27, 2020, at 3:30 p.m., prevailing Central Time. Any objections or responses to entry of a final order on the Motion shall be filed on or before 4:00 p.m., prevailing Central Time, on August 27, 2020. In the event no objections to entry of the Final Order on the Motion are timely received, this Court may enter such Final Order without need for the Final Hearing.

2.       The Procedures, as set forth in Annex 1 attached hereto, are approved.

3.       Any transfer of or declaration of worthlessness with respect to Beneficial Ownership of Common Stock in violation of the Procedures, including but not limited to the notice requirements, shall be null and void ab initio.

4.       In the case of any such transfer of Beneficial Ownership of Common Stock in violation of the Procedures, including but not limited to the notice requirements, the person or entity making such transfer shall be required to take remedial actions specified by the Debtors, which may include the actions specified in Private Letter Ruling 201010009 (Dec. 4, 2009), to appropriately reflect that such transfer is null and void ab initio.

5.       In the case of any such declaration of worthlessness with respect to Beneficial Ownership of Common Stock in violation of the Procedures, including the notice requirements, the person or entity making such declaration shall be required to file an amended tax return revoking such declaration and any related deduction to appropriately reflect that such declaration is void ab initio.

6.       Pending the Final Hearing on August 27, 2020, any person or entity subject to the Procedures (e.g., any person who is a Substantial Shareholder or would become a Substantial Shareholder and any person who is or becomes a 50-Percent Shareholder) may file a motion and request an emergency hearing to obtain relief from this Interim Order. The Court may consider any such request for emergency relief on less than twenty-four hours’ notice.

7.       The Debtors may retroactively or prospectively waive any and all restrictions, stays, and notification procedures set forth in the Procedures.

8.       To the extent that this Interim Order is inconsistent with any prior order or pleading with respect to the Motion in these chapter 11 cases (not including the DIP Order (as defined below)), the terms of this Interim Order shall govern.

9.       Notwithstanding anything to the contrary in this Interim Order, any payment made or action taken by any of the Debtors pursuant to the authority granted in this Interim Order must be in compliance with, and shall be subject to: (i) any interim or final order approving the Debtors’ use of cash collateral and/ or any postpetition financing facility (in either case, the “DIP Order”); (ii)  the documentation in respect of any such use of cash collateral and/or postpetition financing; and (iii) the budget governing any such use of cash collateral and/or postpetition financing. To the extent there is any inconsistency between the terms of the DIP Order and this Interim Order, the terms of the DIP Order shall control.

10.     The requirements set forth in this Interim Order are in addition to the requirements of all applicable law and do not excuse compliance therewith.

11.       Notwithstanding the relief granted in this Interim Order and any actions taken pursuant to such relief, nothing in this Interim Order shall be deemed: (a) an admission as to the amount of, basis for, or validity of any claim against a Debtor entity under the Bankruptcy Code or other applicable nonbankruptcy law; (b) a waiver of the Debtors’ or any other party in interest’s right to dispute any claim on any grounds; (c) a promise or requirement to pay any claim; (d) an implication or admission that any particular claim is of a type specified or defined in the Motion or this Interim Order or a finding that any particular claim is an administrative expense claim or other priority claim; (e) a request or authorization to assume, adopt, or reject any agreement, contract, or lease pursuant to section 365 of the Bankruptcy Code; (f) an admission as to the validity, priority, enforceability, or perfection of any lien on, security interest in, or other encumbrance on property of the Debtors’ estates; (g) a waiver or limitation of the Debtors’ or any other party in interest’s rights under the Bankruptcy Code or any other applicable law; or (h) a concession by the Debtors that any liens (contractual, common law, statutory, or otherwise) that may be satisfied pursuant to the relief authorized in this Interim Order are valid, and the rights of all parties in interest are expressly reserved to contest the extent, validity, or perfection or seek avoidance of all such liens.

12.       The contents of the Motion satisfy the requirements of Bankruptcy Rule 6003(b).

13.       Notice of the Motion satisfies the requirements of Bankruptcy Rule 6004(a) and the Bankruptcy Local Rules are satisfied by such notice.

14.       Notwithstanding Bankruptcy Rule 6004(h), the terms and conditions of this Interim Order are immediately effective and enforceable upon its entry.

15.       The Debtors are authorized to take all actions necessary to effectuate the relief granted in this Interim Order in accordance with the Motion.

16.       This Court retains exclusive jurisdiction with respect to all matters arising from or related to the implementation, interpretation, and enforcement of this Interim Order.

Signed: August 03, 2020	/s/ Marvin Isgur
Marvin Isgur
United States Bankruptcy Judge

Annex 1

Procedures for Transfers of and Declarations of
Worthlessness with Respect to Beneficial Ownership of Common Stock

PROCEDURES FOR TRANSFERS OF AND DECLARATIONS

OF WORTHLESSNESS WITH RESPECT TO COMMON STOCK

The following procedures apply to transfers of Common Stock:1

a.	Any person or entity (as defined in section 101(15) of the Bankruptcy Code) who currently is or becomes a Substantial Shareholder (as defined herein) must file with the Court, and serve upon: (i) the Debtors, 6100 Stevenson Boulevard, Fremont, California 94538, Attn: A. Alexander Rhodes; (ii) proposed counsel to the Debtors, Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attn: Joshua A. Sussberg, P.C. and Aparna Yenamandra; (iii) proposed co-counsel to the Debtors, Jackson Walker LLP, 1401 McKinney Street, Suite 1900, Houston, Texas 77010, Attn: Matthew D. Cavenaugh and Victoria Argeroplos; (iv) the United States Trustee for the Southern District of Texas, 515 Rusk Street, Suite 3516, Houston, Texas 77002, Attn: Hector Duran and Stephen Statham; (v) counsel to any statutory committee appointed in these chapter 11 cases; (vi) counsel to the Prepetition ABL Agent and the DIP Agent, (a) Morgan Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110, Attn: Matthew F. Furlong, Julia Frost-Davies and Christopher L. Carter, and (b) Winstead PC, 600 Travis Street, Suite 5200, Houston, Texas 77002, Attn: Sean Davis; (vii) counsel to term lenders under the Debtors’ prepetition term loan facility, Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York, 10166, Attn: Scott J. Greenberg and Jeremy D. Evans; (viii) counsel to the indenture trustee for The Men’s Wearhouse,Inc. 7.00% Senior Notes due 2022, Emmet, Marvin & Martin, LLP, 120 Broadway, 32nd Floor, New York, New York 1027 1, Attn: Elizabeth M. Clark; and (ix) to the extent not listed herein, those parties requesting notice pursuant to Bankruptcy Rule 20002 (collectively, the “Notice Parties”), a declaration of such status, substantially in the form of Annex 1A attached to these Procedures (each, a “Declaration of Status as a Substantial Shareholder”), on or before the later of (A) twenty calendar days after the date of the Notice of Interim Order (as defined herein), or (B) ten calendar days after becoming a Substantial Shareholder; provided that, for the avoidance of doubt, the other procedures set forth herein shall apply to any Substantial Shareholder even if no Declaration of Status as a Substantial Shareholder has been filed.

b.	Prior to effectuating any transfer of Beneficial Ownership of Common Stock that would result in an increase in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or would result in an entity or individual becoming a Substantial Shareholder, the parties to such transaction must file with the Court, and serve upon the Notice Parties, an advance written declaration of the intended transfer of Common Stock, substantially in the form of Annex 1B attached to these Procedures (each, a “Declaration of Intent to Accumulate Common Stock”).

[1]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Motion.

c.	Prior to effectuating any transfer of Beneficial Ownership of Common Stock that would result in a decrease in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or would result in an entity or individual ceasing to be a Substantial Shareholder, the parties to such transaction must file with the Court, and serve upon the Notice Parties, an advance written declaration of the intended transfer of Common Stock, substantially in the form of Annex 1C attached to these Procedures (each, a “Declaration of Intent to Transfer Common Stock,” and together with a Declaration of Intent to Accumulate Common Stock, each a “Declaration of Proposed Transfer”).

d.	The Debtors shall have twenty calendar days after receipt of a Declaration of Proposed Transfer to file with the Court and serve on such Substantial Shareholder or potential Substantial Shareholder an objection to any proposed transfer of Beneficial Ownership of Common Stock described in the Declaration of Proposed Transfer on the grounds that such transfer might adversely affect the Debtors’ ability to utilize their Tax Attributes. If the Debtors timely file an objection, such transaction will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved by a final and non-appealable order of the Court. If the Debtors do not object within such 20-day period, such transaction can proceed solely as set forth in the Declaration of Proposed Transfer. Further transactions within the scope of this paragraph must be the subject of additional notices in accordance with the procedures set forth herein, with an additional 20-day waiting period for each Declaration of Proposed Transfer.

e.	For purposes of these Procedures a “Substantial Shareholder” is any entity or individual that has direct or indirect Beneficial Ownership of at least 2,200,494 shares of Common Stock (representing approximately 4.5 percent of all issued and outstanding shares of Common Stock).[2]

Procedures for Declarations of Worthlessness of Common Stock

a.	Any person or entity that currently is or becomes a 50-Percent Shareholder[3] must file with the Court and serve upon the Notice Parties a declaration of such status as a 50-Percent Shareholder, substantially in the form attached to these Procedures as Annex 1D (each, a “Declaration of Status as a 50-Percent Shareholder”), on or before the later of (i) twenty calendar days after the date of the Notice of Interim Order, and (ii) ten calendar days after becoming a 50-Percent Shareholder; provided that, for the avoidance of doubt, the other procedures set forth herein shall apply to any 50-Percent Shareholder even if no Declaration of Status as a 50-Percent Shareholder has been filed.

[2]	Based on approximately 48,899,867 shares of Common Stock outstanding for purposes of section 382 of the IRC as of the Petition Date.

[3]	For purposes of the Procedures, a “50-Percent Shareholder” is any person or entity that at any time since December 31, 2016, has owned Beneficial Ownership of 50 percent or more of the Common Stock of the Debtors (determined in accordance with section 382(g)(4)(D) of the IRC and the applicable Treasury Regulations thereunder).

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b.	Prior to filing any federal or state tax return, or any amendment to such a return, or taking any other action that claims any deduction for worthlessness of Beneficial Ownership of Common Stock for a taxable year ending before the Debtors’ emergence from chapter 11 protection, such 50-Percent Shareholder must file with the Court and serve upon the Notice Parties a declaration of intent to claim a worthless stock deduction (a “Declaration of Intent to Claim a Worthless Stock Deduction”), substantially in the form attached to the Procedures as Annex 1E.

i.	The Debtors shall have twenty calendar days after receipt of a Declaration of Intent to Claim a Worthless Stock Deduction to file with the Court and serve on such 50-Percent Shareholder an objection to any proposed claim of worthlessness described in the Declaration of Intent to Claim a Worthless Stock Deduction on the grounds that such claim might adversely affect the Debtors’ ability to utilize their Tax Attributes.

ii.	If the Debtors timely object, the filing of the tax return or amendment thereto with such claim will not be permitted unless approved by a final and non-appealable order of the Court, unless the Debtors withdraw such objection.

iii.	If the Debtors do not object within such 20-day period, the filing of the return or amendment with such claim will be permitted solely as described in the Declaration of Intent to Claim a Worthless Stock Deduction. Additional returns and amendments within the scope of this section must be the subject of additional notices as set forth herein, with an additional 20-day waiting period. To the extent that the Debtors receive an appropriate Declaration of Intent to Claim a Worthless Stock Deduction and determine in their business judgment not to object, they shall provide notice of that decision as soon as is reasonably practicable to any statutory committee(s) appointed in these chapter 11 cases.

Notice Procedures

a.	No later than two business days following entry of the Interim Order, the Debtors shall serve a notice by first class mail, substantially in the form of Annex 1F attached to these Procedures (the “Notice of Interim Order”), on: (i) the United States Trustee for the Southern District of Texas; (ii) the holders of the 30 largest unsecured claims against the Debtors (on a consolidated basis); (iii) the Internal Revenue Service; (iv) the United States Securities and Exchange Commission; (v) the Prepetition ABL Agent and the DIP Agent; (vii) any official committees appointed in these chapter 11 cases; (vii) the Office of the United States Attorney for the Southern District of Texas; (viii) the state attorneys general for states in which the Debtors conduct business; (ix) the registered and nominee holders of the Common Stock (with instructions to serve down to the beneficial holders of Common Stock, as applicable); (x) known beneficial holders of common stock; (xi) any other parties served with notice of the motion; and (xii) any party who has entered a notice of appearance in this case. Additionally, no later than two business days following entry of the Final Order, the Debtors shall serve a Notice of Interim Order modified to reflect that the Final Order has been entered (as modified, the “Notice of Final Order”) on the same entities that received the Notice of Interim Order.

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b.	All registered and nominee holders of Common Stock shall be required to serve the Notice of Interim Order or Notice of Final Order, as applicable, on any holder for whose benefit such registered or nominee holder holds such Common Stock down the chain of ownership for all such holders of Common Stock.

c.	Any entity, individual or broker or agent acting on such entity’s or individual’s behalf who sells Common Stock to another entity shall be required to serve a copy of the Notice of Interim Order or Notice of Final Order, as applicable, on such purchaser of such Common Stock, or any broker or agent acting on such purchaser’s behalf.

d.	As soon as is practicable following entry of the Interim Order, the Debtors shall (i) submit a copy of the Notice of Interim Order (modified for publication) for publication in The New York Times (national edition);

(ii)	file a Form 8-K with a reference to the entry of the Interim Order; and

(iii)	post the notice of the website for Debtors’ noticing agent, http://cases.primeclerk.com/TailoredBrands.

e.	To the extent confidential information is required in any declaration described in these Procedures, such confidential information may be filed and served in redacted form; provided that any such declarations served on the Debtors shall not be in redacted form. The Debtors shall keep all information provided in such declarations strictly confidential and shall not disclose the contents thereof to any person except (i) to the extent necessary to respond to a petition or objection filed with the Court; (ii) to the extent otherwise required by law; or (iii) to the extent that the information contained therein is already public; provided that the Debtors may disclose the contents thereof to their professional advisors, who shall keep all such notices strictly confidential and shall not disclose the contents thereof to any other person, subject to further Court order. To the extent confidential information is necessary to respond to a petitioner objection filed with the Court, such confidential information shall be filed under seal or in a redacted form.

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Annex 1A

Declaration of Status as a Substantial Shareholder

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)	Chapter 11
)
TAILORED BRANDS, INC., et al.,[1]	)	Case No. 20-33900 (MI)
)
Debtors.	)	(Joint Administration Requested)
)
	)	Re: Docket No. _____

DECLARATION OF STATUS AS A SUBSTANTIAL SHAREHOLDER2

PLEASE TAKE NOTICE that the undersigned party is/has become a Substantial Shareholder with respect to the common stock of Tailored Brands, Inc. or of any Beneficial Ownership therein (the “Common Stock”). Tailored Brands, Inc. is a debtor and debtor in possession in Case No. 20-33900 (MI) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.primeclerk.com/TailoredBrands. The location of the Debtors’ service address in these chapter 11 cases is: 6100 Stevenson Boulevard, Fremont, California 94538.

[2]	For purposes of these Procedures: (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 2,200,494 shares of Common Stock (representing approximately 4.5 percent of all issued and outstanding shares of Common Stock); (ii) ”Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834, as amended, and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)), and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire). An “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, as of __________, 2020, the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock. The followingtable sets forth the date(s) on which the undersigned party acquired Beneficial Ownership of such Common Stock:

Number of Shares	Date Acquired

(Attach additional page or pages if necessary)

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are ________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Notice Parties (as defined in the Order).

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

2

Respectfully submitted,

(Name of Substantial Shareholder)

By:

Name:
Address:

Telephone:
Facsimile:

Dated:				, 2020
,
	(City)		(State)

3

Annex 1B

Declaration of Intent to Accumulate Common Stock

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)	Chapter 11
)
TAILORED BRANDS, INC., et al.,[1]	)	Case No. 20-33900 (MI)
)
Debtors.	)	(Joint Administration Requested)
)
	)	Re: Docket No. _____

DECLARATION OF INTENT TO ACCUMULATE COMMON STOCK2

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to purchase, acquire, or otherwise accumulate (the “Proposed Transfer”) one or more shares of common stock of Tailored Brands, Inc. or of any Beneficial Ownership therein (the “Common Stock”). Tailored Brands, Inc. is a debtor and debtor in possession in Case No. 20-33900 (MI) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.primeclerk.com/TailoredBrands. The location of the Debtors’ service address in these chapter 11 cases is: 6100 Stevenson Boulevard, Fremont, California 94538.

[2]	For purposes of these Procedures: (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 2,200,494 shares of Common Stock (representing approximately 4.5 percent of all issued and outstanding shares of Common Stock); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834, as amended, and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)), and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire). An “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, if applicable, on _________, 2020, the undersigned party filed a Declaration of Status as a Substantial Shareholder with the Court and served copies thereof as set forth therein.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to purchase, acquire, or otherwise accumulate Beneficial Ownership of _________ shares of Common Stock or an Option with respect to _________ shares of Common Stock. If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of _________ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are ___________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No. [__]] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Notice Parties (as defined in the Order).

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the Procedures set forth therein.

PLEASE TAKE FURTHER NOTICE that the Debtors have twenty calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors timely file an objection, such Proposed Transfer will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved by a final and non-appealable order of the Court. If the Debtors do not object within such 20-day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.

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PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party purchasing, acquiring, or otherwise accumulating Beneficial Ownership of additional shares of Common Stock will each require an additional notice filed with the Court to be served in the same manner as this Declaration.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

3

Respectfully submitted,

(Name of Declarant)

By:

Name:
Address:

Telephone:
Facsimile:

Dated:				, 20___
,
	(City)		(State)

Annex 1C

Declaration of Intent to Transfer Common Stock

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)	Chapter 11
)
TAILORED BRANDS, INC., et al.,[1]	)	Case No. 20-33900 (MI)
)
Debtors.	)	(Joint Administration Requested)
)
	)	Re: Docket No. _____

DECLARATION OF INTENT TO TRANSFER COMMON STOCK2

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to sell, trade, or otherwise transfer (the “Proposed Transfer”) one or more shares of common stock of Tailored Brands, Inc., or of any Beneficial Ownership therein (the “Common Stock”). Tailored Brands, Inc., is a debtor and debtor in possession in Case No. 20-33900 (MI) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.primeclerk.com/TailoredBrands. The location of the Debtors’ service address in these chapter 11 cases is: 6100 Stevenson Boulevard, Fremont, California 94538.

[2]	For purposes of these Procedures: (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 2,200,494 shares of Common Stock (representing approximately 4.5 percent of all issued and outstanding shares of Common Stock) ; (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834, as amended, and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)), and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire). An “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, if applicable, on _________, 2020, the undersigned party filed a Declaration of Status as a Substantial Shareholder with the Court and served copies thereof as set forth therein.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to sell, trade, or otherwise transfer Beneficial Ownership of

_________ shares of Common Stock or an Option with respect to _________ shares of Common Stock. If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of _________ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Notice Parties (as defined in the Order).

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the Procedures set forth therein.

PLEASE TAKE FURTHER NOTICE that the Debtors have twenty calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors timely file an objection, such Proposed Transfer will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved by a final and non-appealable order of the Court. If the Debtors do not object within such 20-day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.

2

PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party selling, trading, or otherwise transferring Beneficial Ownership of additional shares of Common Stock will each require an additional notice filed with the Court to be served in the same manner as this Declaration.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

3

Respectfully submitted,

(Name of Declarant)

By:

Name:
Address:

Telephone:
Facsimile:

Dated:				, 20___
,
	(City)		(State)

Annex 1D

Declaration of Status as a 50-Percent Shareholder

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)	Chapter 11
)
TAILORED BRANDS, INC., et al.,[1]	)	Case No. 20-33900 (MI)
)
Debtors.	)	(Joint Administration Requested)
)
	)	Re: Docket No. _____

DECLARATION OF STATUS AS A 50-PERCENT SHAREHOLDER2

PLEASE TAKE NOTICE that the undersigned party is/has become a 50-Percent Shareholder with respect to the common stock of Tailored Brands, Inc., or of any Beneficial Ownership therein (the “Common Stock”). Tailored Brands, Inc. is a debtor and debtor in possession in Case No. 20-33900 (MI) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.primeclerk.com/TailoredBrands. The location of the Debtors’ service address in these chapter 11 cases is: 6100 Stevenson Boulevard, Fremont, California 94538.

[2]	For purposes of this Declaration: (i) a “50-Percent Shareholder” is any person or entity that at any time since December 31, 2016, has had Beneficial Ownership of 50 percent or more of the Common Stock (determined in accordance with section 382(g)(4)(D) of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834, as amended (the “ICR”) and the applicable Treasury Regulations); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the IRC, and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)) and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option (as defined herein) to acquire); and (iii) an “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, as of ________, 2020, the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock. The following table sets forth the date(s) on which the undersigned party acquired Beneficial Ownership of such Common Stock:

Number of Shares	Date Acquired

(Attach additional page or pages if necessary)

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Notice Parties (as defined in the Order).

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

2

Respectfully submitted,

(Name of 50-Percent Shareholder)

By:

Name:
Address:

Telephone:
Facsimile:

Dated:				, 20___
,
	(City)		(State)

3

Annex 1E

Declaration of Intent to Claim a Worthless Stock Deduction

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)	Chapter 11
)
TAILORED BRANDS, INC., et al.,[1]	)	Case No. 20-33900 (MI)
)
Debtors.	)	(Joint Administration Requested)
)
	)	Re: Docket No. _____

DECLARATION OF INTENT TO CLAIM A WORTHLESS STOCK DEDUCTION2

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to claim a worthless stock deduction (the “Proposed Worthlessness Claim”) with respect to one or more shares of common stock of Tailored Brands, Inc. or of any Beneficial Ownership therein (the “Common Stock”). Tailored Brands, Inc. is a debtor and debtor in possession in Case No. 20-33900 (MI) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.primeclerk.com/TailoredBrands. The location of the Debtors’ service address in these chapter 11 cases is: 6100 Stevenson Boulevard, Fremont, California 94538.

[2]	For purposes of this Declaration: (i) a “50-Percent Shareholder” is any person or entity that at any time since December 31, 2016, has had Beneficial Ownership of 50 percent or more of the Common Stock (determined in accordance with section 382(g)(4)(D) of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834, as amended(the “ICR”) and the applicable Treasury Regulations); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the IRC, and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)) and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option (as defined herein) to acquire); and (iii) an “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, if applicable, on ________, 2020, the undersigned party filed a Declaration of Status as a 50-Percent Shareholder with the Court and served copies thereof as set forth therein.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Worthlessness Claim, the undersigned party proposes to declare that ________ shares of Common Stock became worthless during the tax year ending __________.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors, Kirkland & Ellis LLP, counsel to the Debtors, and the other Notice Parties (as defined in the Order).

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that the Debtors have twenty calendar days after receipt of this Declaration to object to the Proposed Worthlessness Claim described herein. If the Debtors timely file an objection, such Proposed Worthlessness Claim will not be effective unless such objection is withdrawn by the Debtors or such action is approved by a final and non-appealable order of the Bankruptcy Court. If the Debtors do not object within such 20-day period, then after expiration of such period the Proposed Worthlessness Claim may proceed solely as set forth in this Declaration.

2

PLEASE TAKE FURTHER NOTICE that any further claims of worthlessness contemplated by the undersigned party will each require an additional notice filed with the Court to be served in the same manner as this Declaration and are subject to an additional 20-day waiting period.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,

(Name of Declarant)

By:

Name:
Address:

Telephone:
Facsimile:

Dated:				, 20___
,
	(City)		(State)

3

Annex 1F

Notice of Interim Order

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)	Chapter 11
)
TAILORED BRANDS, INC., et al.,[1]	)	Case No. 20-33900 (MI)
)
Debtors.	)	(Joint Administration Requested)
)
	)	Re: Docket No. _____

NOTICE OF INTERIM ORDER (I) APPROVING NOTIFICATION AND HEARING PROCEDURES FOR CERTAIN TRANSFERS OF AND DECLARATIONS OF WORTH WORTHLESSNESS WITH RESPECT TO COMMON STOCK, AND (II) SCHEDULING A FINAL HEARING ON THE APPLICATION THEREOF

TO: ALL ENTITIES (AS DEFINED BY SECTION 101(15) OF THE BANKRUPTCY CODE) THAT MAY HOLD BENEFICIAL OWNERSHIP OF COMMON STOCK OF TAILORED BRANDS, INC. (THE “COMMON STOCK”):

PLEASE TAKE NOTICE that, on August 2, 2020 (the “Petition Date”), the above-captioned debtors and debtors in possession (collectively, the “Debtors”) filed petitions with the United States Bankruptcy Court for the Southern District of Texas (the “Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Subject to certain exceptions, section 362 of the Bankruptcy Code operates as a stay of any act to obtain possession of property of or from the Debtors’ estates or to exercise control over property of or from the Debtors’ estates.

PLEASE TAKE FURTHER NOTICE that on the Petition Date, the Debtors filed the Debtors’ Emergency Motion Seeking Entry of Interim and Final Orders Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No. [__]] (the “Motion”).

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at http://cases.primeclerk.com/TailoredBrands. The location of the Debtors’ service address in these chapter 11 cases is: 6100 Stevenson Boulevard, Fremont, California 94538.

PLEASE TAKE FURTHER NOTICE that on [______], 2020, the Court entered the Interim Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock [Docket No. [__]] (the “Order”) approving procedures for certain transfers of and declarations of worthlessness with respect to Common Stock, set forth in Annex 1 attached to the Order (the “Procedures”).2

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, a Substantial Shareholder may not consummate any purchase, sale, or other transfer of Common Stock or Beneficial Ownership of Common Stock in violation of the Procedures, any such transaction in violation of the Procedures shall be null and void ab initio, and certain remedial actions (including mandatory purchases or sales of Common Stock) may be required to restore the status quo.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the Procedures shall apply to the holding and transfers of Common Stock or any Beneficial Ownership therein by a Substantial Shareholder or someone who may become a Substantial Shareholder.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, a 50-Percent Shareholder may not claim a worthless stock deduction with respect to Common Stock or Beneficial Ownership of Common Stock, in violation of the Procedures, any such deduction in violation of the Procedures shall be null and void ab initio, and the 50-Percent Shareholder shall be required to file an amended tax return revoking such proposed deduction.

[2]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Order or the Motion, as applicable.

2

PLEASE TAKE FURTHER NOTICE that, upon the request of any person or entity, the proposed notice, claims, and solicitation agent for the Debtors, Prime Clerk LLC, will provide a copy of the Order and a form of each of the declarations required to be filed by the Procedures in a reasonable period of time. Such declarations are also available via PACER on the Court’s website at https://ecf.txsb.uscourts.gov for a fee, or free of charge by accessing the Debtors’ restructuring website at http://cases.primeclerk.com/TailoredBrands.

PLEASE TAKE FURTHER NOTICE that the final hearing (the “Final Hearing”) on the Motion shall be held on _________, 2020, at__:__ _.m., prevailing Central Time. Any objections or responses to entry of a final order on the Motion shall be filed on or before 4:00 p.m., prevailing Central Time, on _________, 2020, and shall be served on: (a) the Debtors 6100 Stevenson Boulevard, Fremont, California 94538, Attn: A. Alexander Rhodes; (b) proposed counsel to the Debtors, Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attn: Joshua A. Sussberg, P.C. and Aparna Yenamandra; (c) proposed co-counsel to the Debtors, Jackson Walker LLP, 1401 McKinney Street, Suite 1900, Houston, Texas 77010, Attn: Matthew D. Cavenaugh and Victoria Argeroplos; (d) the United States Trustee for the Southern District of Texas, 515 Rusk Street, Suite 3516, Houston Texas 77002, Attn: Hector Duran and Stephen Statham; (e) counsel to any statutory committee appointed in these chapter 11 cases; (f) counsel to the Prepetition ABL Agent and the DIP Agent, (i) Morgan Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110, Attn: Matthew F. Furlong, Julia Frost-Davies and Christopher L. Carter, and (ii) Winstead PC, 600 Travis Street, Suite 5200, Houston, Texas 77002, Attn: Sean Davis; (g) counsel to term lenders under the Debtors’ prepetition term loan facility, Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York, 10166, Attn: Scott J. Greenberg and Jeremy D. Evans; (h) counsel to the indenture trustee for The Men’s Wearhouse, Inc. 7.00% Senior Notes due 2022, Emmet, Marvin & Martin, LLP, 120 Broadway, 32nd Floor, New York, New York 1027 1, Attn: Elizabeth M. Clark; and (i) to the extent not listed herein, those parties requesting notice pursuant to Bankruptcy Rule 20002. In the event no objections to entry of the Final Order on the Motion are timely received, the Court may enter such Final Order without need for the Final Hearing.

3

PLEASE TAKE FURTHER NOTICE that failure to follow the Procedures set forth in the Order shall constitute a violation of, among other things, the automatic stay provisions of Section 362 of the Bankruptcy Code.

PLEASE TAKE FURTHER NOTICE that any prohibited purchase, sale, other transfer of, or declaration of worthlessness with respect to Common Stock, beneficial ownership thereof, or option with respect thereto in violation of the order is prohibited and shall be null and void ab initio and may be subject to additional sanctions as this court may determine.

PLEASE TAKE FURTHER NOTICE that the requirements set forth in the Order are in addition to the requirements of applicable law and do not excuse compliance therewith.

4

Houston, Texas
[●], 2020
/s/
Matthew D. Cavenaugh (TX Bar No. 24062656)		KIRKLAND & ELLIS LLP
Kristhy Peguero (TX Bar No. 24102776)		KIRKLAND & ELLIS INTERNATIONAL LLP
Veronica A. Polnick (TX Bar No. 24079148)		Joshua A. Sussberg, P.C. (pro hac vice pending)
Victoria Argeroplos (TX Bar No. 24105799)		Christopher Marcus, P.C. (pro hac vice pending)
JACKSON WALKER L.L.P.		Aparna Yenamandra (pro hac vice pending)
1401 McKinney Street, Suite 1900		601 Lexington Avenue
Houston, Texas 77010		New York, New York 10022
Telephone:	(713) 752-4200	Telephone:	(212) 446-4800
Facsimile:	(713) 752-4221	Facsimile:	(212) 446-4900
Email:	mcavenaugh@jw.com	Email:	joshua.sussberg@kirkland.com
	kpeguero@jw.com		cmarcus@kirkland.com
	vpolnick@jw.com		aparna.yenamandra@kirkland.com
vargeroplos@jw.com
-and-
Proposed Co-Counsel to the Debtors and Debtors in Possession
James H.M. Sprayregen, P.C.
300 North LaSalle Street
Chicago, Illinois 60654
		Telephone:	(312) 862-2000
		Facsimile:	(312) 862-2200
		Email:	james.sprayregen@kirkland.com

Proposed Co-Counsel to the Debtors and Debtors in Possession